UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2008

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, the Company’s Board of Directors approved the performance goals for the Company’s 2008 Performance Bonus Program (the “2008 Plan”). Under the 2008 Plan, participants are eligible to receive a bonus based upon a target percentage of their annual base salaries in effect on the last business day of the year (the “Target Bonus”). The total bonus paid can range from 70%-200% of the Target Bonus based on the achievement of pre-established Company performance goals, and is subject to further adjustment based upon the achievement of the participants’ individual performance objectives. The 2008 Plan performance goals consist of the attainment by the Company and its subsidiaries on a consolidated basis of: (i) not less than a specified minimum level of total revenue for 2008; and (ii) not less than a specified minimum level of operating income for 2008. If either the total revenue or operating income falls below the minimum specified level for 2008, then no bonus awards will be paid under the 2008 Plan. Total revenue and operating income will be determined by reference to the Company’s audited financial statements for 2008.

Additionally, on February 22, 2008, the Board of Directors approved the following annual base salaries and target bonus percentages for 2008 for its executive officers.

•	Mr. Peter E. Kalan, Chief Executive Officer and President: base salary of $500,000 and Target Bonus percentage of 110% of base salary.

•	Mr. Robert M. (“Mike”) Scott, Executive Vice President and Chief Operating Officer: base salary of $438,000 and Target Bonus percentage of 75% of base salary.

•	Mr. Randy R. Wiese, Executive Vice President and Chief Financial Officer: base salary of $335,000 and Target Bonus percentage of 65% of base salary.

•	Mr. Joseph T. Ruble, Executive Vice President, General Counsel, Chief Administrative Officer & Corporate Secretary: base salary of $280,000 and Target Bonus percentage of 65% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese, Chief Financial Officer and Principal Accounting Officer

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